BARRETT BUSINESS SERVICES, INC.

                           DEFERRED COMPENSATION PLAN

                            FOR MANAGEMENT EMPLOYEES

         This DEFERRED  COMPENSATION PLAN FOR MANAGEMENT  EMPLOYEES (the "Plan")
is  adopted  by  BARRETT  BUSINESS  SERVICES,   INC.,  a  Maryland   corporation
("Corporation"), effective December 1, 1997.

                                    ARTICLE 1

                                 PURPOSE OF PLAN

         The continued growth and success of Corporation are dependent upon its ability to attract and retain the services of executives and key employees of the highest competence and to provide incentives for their effective service and superior performance. The purpose of the Plan is to advance the interests of Corporation and its shareholders through a deferred compensation program that will attract and retain executives and key employees.

                                    ARTICLE 2

                                 NATURE OF PLAN

         This Plan is intended to be and shall be administered by Corporation as an income tax nonqualified, unfunded plan primarily for the purpose of providing deferred compensation for a "select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1)

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of the Employee Retirement Income Security Act of 1974, as amended.

                                    ARTICLE 3

                              SPONSORING EMPLOYERS

         The corporations whose employees are covered by the Plan (the "Sponsoring Employers") are Corporation and any corporation that is a member of a controlled group of corporations (within the meaning of Code Section 414(b)) of which Corporation is a member, whose board of directors adopts a resolution to be a Sponsoring Employer.

                                    ARTICLE 4

                                   ELIGIBILITY

         Any employee who performs services for a Sponsoring Employer during the plan year and who receives Compensation from the Sponsoring Employer in excess of $80,000 in the preceding plan year shall be eligible to participate in this Plan ("Eligible Employee").

                                    ARTICLE 5

                                  PARTICIPATION

         5.1 ELECTION. An Eligible Employee may participate in the Plan by filing with Corporation an election, on a form provided by Corporation (an "Election"), to participate in the Plan and a life insurance application form. An Eligible Employee who makes an Election shall be a "Participant," provided, however, that if it is determined by the Committee that the proposed life insurance policy cannot be obtained in a cost efficient manner after medical underwriting requirements have

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been met, the  Participant  shall not be eligible to receive  death  benefits in accordance with Section 9.2(a) of the Plan. Each Election shall be in a form prescribed by Corporation, and shall set forth the Participant's election to participate in the Plan, the percentage or amount of Compensation (as defined in Section 5.4) to be deferred, and a payment method pursuant to Section 9.1. The Election on record for a calendar quarter shall apply to salary paid during the quarter and to commissions or bonuses earned during that quarter even if not paid until the following quarter.

         5.2 DEFERRED AMOUNTS. A Participant may elect to defer a flat dollar amount or a percentage of Compensation that shall not exceed 100% of the Participant's Compensation. The minimum contribution that may be made in any calendar year shall not be less than $5,000.

         5.3 TIME FOR FILING ELECTION; AMENDMENT OR TERMINATION OF ELECTION. An Initial Election to defer Compensation must be filed with Corporation by December 1, 1997, and is effective the first payroll period on or after December 1, 1997. An employee who becomes an Eligible Employee after December 1, 1997, shall have 30 days from the date he or she becomes an Eligible Employee to make an Initial Election. Such election shall be effective for the remainder of the calendar quarter. An Eligible Employee who fails to defer Compensation during the Initial Election period may make an Election to defer Compensation effective the first payroll period of the next calendar quarter. An Election to defer Compensation is effective until amended or terminated.

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An Election may be amended or terminated  by filing an Amendment or  Termination of Deferral Election in a form prescribed by Corporation not later than 15 days prior to the end of the previous calendar quarter. Such Election shall be effective the first payroll period of the next calendar quarter. An Election for any calendar quarter may not be amended, modified, revoked, or terminated after the beginning of such calendar quarter. A Participant who has made an Election and who ceases to be an Eligible Employee shall be deemed to have terminated his or her Election for all remaining calendar quarters that begin after the Participant ceases to be an Eligible Employee.

         5.4 COMPENSATION.

         (a) Except as  provided  in  subsection  5.4(b),  for  purposes of this
Article 5, "Compensation" means regular cash compensation, including commissions and any awards or bonuses payable under any incentive compensation plan or program maintained by the Sponsoring Employers.

         (b) For purposes of this Article 5, "Compensation" does not include any employee elected contribution or purchase of benefits or any incentive compensation under any plan or program of any Sponsoring Employer which is specifically designated by the Committee as ineligible for purposes of this
Article 5.

                                    ARTICLE 6

                                DEFERRED ACCOUNTS

         6.1 DEFERRED ACCOUNTS. All Deferred Amounts shall be withheld and credited to the Participant's "Deferred Account" as of the last day of each month in which they are deducted from the

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Participant's  Compensation.  Each  Participant's  Deferred  Account  shall have separate subaccounts, each of which corresponds to an investment fund elected by the Participant pursuant to Section 6.2. Each Deferred Account and separate subaccount shall be maintained solely for recordkeeping purposes.

         6.2 "AS IF" INVESTMENT FUNDS. For all amounts credited to a Participant's Deferred Account, the Participant may designate one or more of the investment funds (the "As If Funds") available under the Plan as the measure of return for the respective subaccounts as if the amounts credited to the subaccounts had actually been invested in such investment funds. The Participant may specify that all or any multiple of his or her Deferred Account (equal to or greater than 10% in whole percentage increments) be deemed to be invested in one or more of the As If Funds. The Sponsoring Employers shall have no obligation to actually invest funds in the investment funds corresponding to a Participant's designated As If Funds. The As If Funds shall serve solely as a mechanism for determining the amounts to be credited to a Participant's separate subaccounts pursuant to Section 6.4. A Participant may designate new As If Fund investments and change existing As If Fund investments effective as of the end of the calendar month.

         6.3 ACCRUALS. Each Deferred Account shall accrue additional amounts as described in Sections 6.4 and 6.5 from the date Deferred Amounts are credited to the Deferred Account pursuant to Section 6.1 until the date of final payment of the balance of the Deferred Account.

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         6.4 SUBACCOUNTS.  As of the last day of each month, each  Participant's separate subaccount shall be credited with an amount equivalent to the return that would have been obtained had the balance of the separate subaccount been invested in the As If Fund specified by the Participant.

         6.5 DISCRETIONARY EMPLOYER CONTRIBUTION. As of the last day of each calendar year, each Participant's Deferred Account shall be credited with any discretionary employer contribution, if Corporation determines that such contribution shall be made.

                                    ARTICLE 7

                               SOURCE OF BENEFITS

         7.1 UNFUNDED PLAN. This Plan and the benefits payable hereunder shall be unfunded and shall be payable only from the general assets of the Sponsoring Employers. The Sponsoring Employers do not represent that a specific portion of their assets will be used to provide the benefits hereunder. Participants or beneficiaries shall not have any interest in any assets of a Sponsoring Employer. Nothing in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from any Sponsoring Employer under this Plan, such rights shall be no greater than the right of any unsecured general creditor of such Sponsoring Employer.

         7.2 TRUST. Notwithstanding the foregoing, the Sponsoring Employers may deposit moneys under the Barrett Business Services, Inc., Deferred Compensation Umbrella Trust

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Agreement (the "Trust") for the purpose of paying benefits  hereunder from those moneys and the income thereon, unless such Trust assets are required to satisfy the obligations of the Sponsoring Employers to their general creditors.

                                    ARTICLE 8

                                     VESTING

         A Participant's deferred Compensation and any investment earnings or losses shall be 100% vested at all times.

         The following vesting schedule shall apply to any discretionary employer contributions, if made:

                Years of Service                Percent Vested
                ----------------                --------------
                       1                              0%
                       2                              0%
                       3                             20%
                       4                             40%
                       5                             60%
                       6                             80%
                       7                            100%

                                    ARTICLE 9

                        PAYMENT OF DEFERRED COMPENSATION

         9.1 PAYMENT OPTIONS. Each Participant shall set forth in the Initial Election an election of one of the following methods of payment of the accrued balance of the Participant's Deferred Account:

         (a) A lump-sum cash payment;

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         (b) Payment in five substantially equal quarterly installments;

         (c) Payment in ten substantially equal quarterly installments; or

         (d) Payment in 15 substantially equal quarterly installments.

Any quarterly installment payment shall be reduced by applicable administrative charges. If no method of payment is effectively elected, a Participant's Deferred Account shall be paid in cash in a single lump sum. A Participant may modify the method of payment that he or she has previously elected, provided such modification occurs at least one year before the date payments are scheduled to commence. If a Participant ceases to be employed by any Sponsoring Employer and has a Deferred Account balance of $25,000 or more, the method of payment shall be as elected by the Participant during the Initial Election period, or as subsequently modified. If a Participant ceases to be employed by any Sponsoring Employer and has a Deferred Account balance of less than $25,000, the method of payment shall be a lump-sum cash payment. All payments made pursuant to this Section 9.1 shall be made as soon as administratively feasible after the first day of the month following the end of the quarter in which the termination date occurs.

         9.2 DEATH BENEFIT.

         (a) In the  case  of a  Participant  who  dies  while  employed  by any
Sponsoring   Employer,  a  $100,000  lump-sum  payment  shall  be  made  to  the
Participant's beneficiary. The benefit

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payable  pursuant  to this  paragraph  (a) shall  only be paid if the  insurance company determines that the Participant is insurable and shall be subject to all conditions and exceptions set forth in the applicable insurance policy.

         (b) If a Participant dies while employed by any Sponsoring Employer, the Participant's Deferred Account shall be paid in a lump-sum cash payment to the Participant's beneficiary or, if no beneficiary has been effectively designated, to the Participant's estate within 90 days after a Participant's death. If a Participant dies while receiving quarterly installments, the remaining quarterly installments shall be paid to the Participant's beneficiary, or, if none, to the Participant's estate, as they become payable.

         9.3 HARDSHIP WITHDRAWALS. The Committee, in its sole discretion, may accelerate payment of the balance of the vested portion of a Deferred Account if a Participant requests payment and the Committee finds that an unforeseeable emergency exists, but only to the extent needed to satisfy the emergency. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case,

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Payment may not be made to the extent that such hardship is or may be relieved--

         (a) Through reimbursement or compensation by insurance or otherwise;

         (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

         (c) By cessation of deferrals under the Plan. Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home. A Participant shall be permitted only two Hardship Withdrawals during all periods of Plan participation.

         9.4 DISTRIBUTION WITH SCHEDULED WITHDRAWAL DATE. In the case of a Participant who has elected a distribution date for an in-service withdrawal of all amounts of Compensation deferred in a particular plan year, and earnings and losses attributable thereto, (a "Scheduled Withdrawal Date"), such Participant shall receive his or her Deferred Account for the particular plan year on the Scheduled Withdrawal Date in a lump-sum cash payment (or in installment payments if eligible). A Participant's Scheduled Withdrawal Date with respect to amounts of Compensation deferred in a particular plan year may be no earlier than two years from the last day of the plan year for which the deferrals of Compensation are made. A Participant may extend the Scheduled Withdrawal Date for the deferral of Compensation for any plan year, provided such extension occurs at least one year before the

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Scheduled Withdrawal Date and is for a period of not less than one year from the
Scheduled Withdrawal Date. In the event a Participant terminates employment with any Sponsoring Employer prior to a Scheduled Withdrawal Date, the portion of the Participant's Deferred Account associated with Scheduled Withdrawal Dates that have not occurred prior to such termination shall be distributed as soon as administratively feasible after the first day of the month following the end of the quarter in which the termination date occurs.

         9.5 EARLY DISTRIBUTIONS. A Participant shall be permitted to elect a withdrawal of amounts from his or her Deferred Account prior to the time the Participant would otherwise be entitled to such amounts (an "Early Distribution"), subject to the following restrictions:

         (a) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee.

         (b) The amount of the Early Distribution shall be paid in a single cash lump-sum payment as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

         (c) If a Participant receives an Early Distribution of his or her Deferred Account, such Participant shall forfeit 10% of the gross amount to be distributed from the Participant's Deferred Account.

         (d) If a Participant receives an Early Distribution of either all or a part of his or her

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    Deferred Account,  the Participant shall be ineligible to participate in the
    Plan for the balance of the plan year and for the following plan year.

                                   ARTICLE 10

                                 ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan. The Committee's powers and duties shall include, but shall not be limited to, the following:

              (a) Responsibility for the compilation and maintenance of all records necessary in connection with the Plan;

              (b) Authorizing the payment of all benefits and expenses of the Plan as they become payable under the Plan; and

              (c)  Authority  to  engage  such  legal,  accounting,   and  other
         professional services as it may deem proper.

         Decisions by the Committee  shall be final and binding upon all parties
affected  by  the  Plan,   including   Participants  and  the  beneficiaries  of
Participants.

         The Committee may rely on information and recommendations provided by supervisory management. The Committee may delegate to a subcommittee composed of less than all Committee members or to supervisory management who are not Committee members the responsibility for decisions that it may make or actions that it may take under the terms of the Plan,

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subject to the  Committee's  reserved  right to review such decisions or actions and modify them when necessary or appropriate under the circumstances. The Committee shall not allow any employee to obtain control over decisions or actions that affect that employee's Plan benefits.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 NONASSIGNABILITY OF BENEFITS. A Participant's benefits under the Plan, including the right to receive payment of the Deferred Account, cannot be sold, transferred, anticipated, assigned, pledged, hypothecated, seized by legal process, subjected to claims of creditors in any way, or otherwise disposed of.

         11.2 GOVERNING LAW. This Plan and any amendments shall be construed, administered, and governed in all respects in accordance with applicable federal law and the laws of the State of Oregon.

         11.3 NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in the Plan shall confer upon any person the right to continue in the employ of any Sponsoring Employer or interfere in any way with the right of any Sponsoring Employer to terminate the person's employment at any time.

         11.4 WITHHOLDING TAXES. The Sponsoring Employer shall withhold any taxes required by law to be withheld in connection with payment of deferred compensation under this Plan. In the event any Sponsoring Employer shall be required to withhold taxes with respect to amounts deferred pursuant to the Plan, the

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Sponsoring  Employer  shall have the right to require a Participant to reimburse them for any such taxes.

                                   ARTICLE 12

                                CLAIMS PROCEDURE

         12.1 INITIAL CLAIM. Any person claiming any benefit under this Plan (the "Claimant") shall present a claim in writing (a "Claim") to Corporation's President or a Vice President serving on the Committee (the "Designated Officer").

         12.2 DECISION ON INITIAL CLAIM.

         (a) Time Period for Denial Notice. A decision shall be made on the Claim as soon as practicable and shall be communicated in writing by the Designated Officer to the Claimant within a reasonable period after receipt of the Claim by the Designated Officer. In no event shall the decision on an initial Claim be given more than 90 days after the date the Claim was filed, unless special circumstances require an extension of time for processing. If there is an extension, the Claimant shall be notified of such within 90 days of the date the Claim was filed. The extension notice shall indicate the special circumstances and the date by which a decision is expected. The extension shall not exceed 90 days from the end of the initial response period.

         (b) Contents of Notice. If the Claim is wholly or partially denied, the Claimant shall be given a written notice of denial which shall indicate:

         (i) The specific reasons for the denial;

         (ii) The specific references to pertinent Plan provisions on which the denial is based;

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         (iii) A description of additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary; and

         (iv) An explanation of the Plan's Claim review procedure.

         (c) Deemed Denied. If written notice of the decision wholly or partially denying the Claim has not been furnished within 90 days after the Claim is filed or there has been an extension and no notice of a decision is furnished by the end of the extension period, and if the Claim has not been granted within such period, the Claim shall be deemed denied as of the end of the 90-day or 180-day period for purposes of proceeding to the review stage described in 12.3 and 12.4.

         12.3 REVIEW OF DENIED CLAIM. If a Claimant receives a notice of denial or his or her Claim is deemed denied pursuant to 12.2 above, the Claimant may request a review of the Claim. The request for review is made by personally delivering or mailing a written request for review, prepared by either the Claimant or his or her authorized representative, to the Committee. The Claimant's request for review must be made within a reasonable period of time taking into consideration the nature of the benefit which is the subject of the Claim and other attendant circumstances. In no event shall the period for requesting review expire less than 60 days after receipt of the notice of denial or the date on which the Claim is deemed denied if no notice is received. If

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the written request for review is not made on a timely basis, the Claimant shall be deemed to waive his or her right to review. The Claimant or his or her duly authorized representative may, at or after the time of making the request, review all pertinent documents and submit issues and comments in writing.

         12.4 DECISION ON REVIEW. A review shall be promptly made by the Committee after receipt of a timely filed request for review. A decision on review shall be made and furnished in writing to the Claimant. The decision shall be made not later than 60 days after receipt of the request for review. If special circumstances require an extension of time for processing (such as the need to hold a hearing), a decision shall be made and furnished to the Claimant not later than 120 days after such receipt. If an extension is required, the Claimant shall be notified of such within 60 days after the request for review was filed. The written decision shall include the reasons for such decision with reference to the provisions of the Plan upon which the decision is based. The decision shall be final and binding upon the Claimant and Corporation and its subsidiaries and all other persons involved. If the decision on review is not furnished within the applicable time period, the Claim shall be deemed denied on review.

         The scope of any subsequent review of the benefit Claim, judicial or otherwise, shall be limited to a determination as to whether the Committee acted arbitrarily or capriciously in the exercise of its discretion. In no event shall any such further review be on a de novo basis as the Committee has

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discretionary  authority to determine  eligibility  for benefits and to construe the terms of this Plan.

                                   ARTICLE 13

                           AMENDMENTS AND TERMINATION

         Corporation's Board of Directors has the power to terminate this Plan at any time or to amend this Plan at any time and in any manner that it may deem advisable. In the event of termination of the Plan, compensation deferred pursuant to the Plan prior to the effective date of the termination shall continue to be subject to the provisions of the Plan as if the Plan had not been terminated.

         IN WITNESS WHEREOF this Plan was executed as of the 23rd day of December, 1997.

                              BARRETT BUSINESS SERVICES, INC.


                         By:  /s/ K. Risa Olsen

                         Its  Vice President


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